Exhibit 99.1

InterSearch Announces Second Quarter 2006 Results

SAN FRANCISCO—August 3, 2006—InterSearch Group, Inc. (OTC:IGPN), a leading provider of Internet search services and operator of industry specific destination portals, today reported financial results for the second quarter ended June 30, 2006.

Second Quarter 2006 Consolidated Financial Results:

•	Second quarter revenue was $6.4 million, a 68% increase relative to the $3.8 million reported in the second quarter of 2005;

•	Gross margins were 63% as compared to 43% in the second quarter a year ago;

•	Operating income was $1.7 million, up almost 700% from $0.2 million for the same quarter of fiscal 2005;

•	GAAP[1] earnings available to common stockholders were $1.0 million or $0.04 per diluted share as compared to net loss of $(0.1) million or $(0.02) per diluted share in the second quarter of 2005;

•	Cash flows from operations were $0.9 million for the three months ended June 30, 2006;

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) was $1.9 million, representing an increase of over 700% as compared to EBITDA of $0.2 million for the same quarter of fiscal 2005[2];

•	Operating income before amortization (OIBA) increased to $1.9 million, from $0.2 million in the second quarter of 2005[2].

1 Generally accepted accounting principles in the United States of America.

2 EBITDA and OIBA are non-GAAP financial measures. These measures may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

Second Quarter Business Highlights

•	Generated approximately 27 million paid clicks as compared to 14 million in the second quarter of 2005 and 25 million in the first quarter of 2006.

•	Completed an acquisition of travel-related domains, including www.camps.com and www.summercamp.com.

•	Increased revenue contribution from our proprietary traffic to 68%, up from 41% in the second quarter of 2005.

In commenting on the results, InterSearch Chairman and CEO, Dan O’Donnell, said,” We exceeded our second quarter guidance due to continued strength in Internet search services, especially in the proprietary traffic segment of our business. We anticipated a bigger drop-off in revenues generated by our tax domains, following the April 15th tax filing deadline. Instead, traffic and revenue remained strong throughout April and gradually tapered off in May and early June. Our search engine marketing efforts also performed better than expected due to strong traffic flow and improved traffic monetization.”

Business Outlook and Financial Guidance

Said InterSearch CFO, Gary Bogatay, “As we’ve previously discussed, our revenue is expected to be highly seasonal and that seasonality will be most pronounced in the third quarter.”

Continued Gary Bogatay, “The third quarter revenues from our tax-related properties will be minimal by comparison to the first and second quarters of this year, which were beneficially impacted by the US tax season. Also, the summer is seasonally the slowest period for Internet activity across most online properties, including ours. Our guidance reflects these considerations.”

InterSearch provides the following guidance for the third quarter of 2006, ending September 30:

Q3 2006 Revenue Range	$4.0 – $4.2 Million
Q3 2006 EBITDA Range	$0.4 – $0.6 Million

The company expects to be profitable and generate positive cash flow from operations in the third quarter of 2006 and for the remainder of fiscal year 2006.

Conference Call

InterSearch Group will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), during which Dan O’Donnell, Chairman and Chief Executive Officer, and Gary Bogatay, Chief Financial Officer, will further discuss financial results, execution milestones and the company’s strategy.

To listen to the call and have the opportunity to ask questions, please dial 866.203.3436 (domestic) or 617.213.8849 (International) five to ten minutes before the call and reference the passcode (74097531). A simultaneous live Webcast of the call will be available at the Investor Relations section of the InterSearch website at http://www.intersearch.com. An online playback of the Webcast will be available on the company’s website for at least 90 days following the call. This press release will also be available on the InterSearch website.

Questions for the conference call will also be taken via email at stockwatch@intersearch.com and can be sent anytime prior to the conference call’s starting time.

About InterSearch Group, Inc.

InterSearch is a leading provider of Internet search services through a combination of traffic aggregation and proprietary websites, such as www.irs.com. The company operates in the fastest growing segments of Internet commerce including paid search, direct navigation and online marketing driving high quality traffic to advertisers and providing users with quick access to pertinent products and services. Through its InterSearch Corporate Services division, the company also provides IT and Internet strategy consulting to large corporations, predominantly in the financial services market. InterSearch is headquartered in San Francisco, California at 222 Kearny Street, Suite 550, and can be reached via telephone at 415-962-9700. More information about InterSearch Group, Inc. can be found at http://www.intersearch.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward-looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward-looking statements in this press release are contained principally in the section entitled “Business Outlook and Financial Guidance” The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, the Company’s relationships with its current and future advertising and distribution network partners, the Company’s ability to achieve anticipated results from acquisitions, and market development of Internet advertising and paid search services. Further information on the factors that could affect the Company’s financial results is included in the Company’s SEC filings, including the most recent registration statement filed with the SEC under the heading “Risk Factors.” Except as required by law, InterSearch Group assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA (earnings before interest, tax, depreciation and amortization) and OIBA (operating income before amortization). The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See “Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)” and “Reconciliation of GAAP Net Earnings to Operating Income Before Amortization (OIBA)” tables included in this press release for further information regarding these non-GAAP financial measures.

InterSearch’s management evaluates and monitors performance for InterSearch primarily through earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and operating income before amortization (“OIBA”). In addition, EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization. OIBA is calculated by adding income taxes, interest expense, amortization and loss on derivative to net earnings. EBITDA and OIBA are not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of InterSearch’s profitability. A reconciliation of EBITDA and OIBA is provided in the tables below.

CONTACT:

Investor Relations

Kate Sidorovich, 415-962-9780

ksidorovich@intersearch.com

SOURCE: InterSearch Group, Inc.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2006	2005
Revenues:
Internet search services	$5,790	3,058
Corporate services	642	781

Total revenues	6,432	3,839

Cost of revenues:
Traffic acquisition cost	1,877	1,589
Cost of consulting services	488	581

Total cost of revenues	2,365	2,170

Gross profit	4,067	1,669

Operating expenses:
Sales and marketing expense	227	203
General and administrative expense	2,153	1,254

Total operating expenses	2,380	1,457

Earnings from operations	1,687	212
Interest expense	8	29

Earnings before income taxes	1,679	183
Income taxes	696	75

Net earnings	983	108
Preferred stock dividends	—	171

Net earnings (loss) available to common stockholders	983	(63)

Basic earnings (loss) per share	0.04	(0.02)

Diluted earnings (loss) per share	0.04	(0.02)

Unaudited proforma tax and loss available to common stockholders and per share information for S Corporation periods
Net loss available to common stockholders		(63)
Proforma income tax expense adjustment		32

Proforma net loss		(95)

Proforma basic loss per share		(0.03)

Proforma diluted loss per share		(0.03)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Six Months Ended June 30,
	2006	2005
Revenues:
Internet search services	$12,990	6,492
Corporate services	1,466	1,390

Total revenues	14,456	7,882

Cost of revenues:
Traffic acquisition cost	3,817	3,217
Cost of consulting services	1,067	1,049

Total cost of revenues	4,884	4,266

Gross profit	9,572	3,616

Operating expenses:
Sales and marketing expense	501	336
General and administrative expense	3,858	2,364

Total operating expenses	4,359	2,700

Earnings from operations	5,213	916
Interest expense	36	66
Loss on derivative instrument	19	—

Earnings before income taxes	5,158	850
Income taxes	2,097	435

Net earnings	3,061	415
Preferred stock dividends	—	328

Net earnings available to common stockholders	3,061	87

Basic earnings per share	0.12	0.03

Diluted earnings per share	0.11	0.02

Unaudited proforma tax and earnings available to common stockholders and per share information for S Corporation periods
Net earnings available to common stockholders		87
Proforma income tax expense adjustment		32

Proforma net earnings		55

Proforma basic earnings per share		0.02

Proforma diluted earnings per share		0.02

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets

Current assets:
Cash	$875	576
Accounts receivable	3,618	3,206
Prepaid expenses and other	452	227
Deferred income taxes	18	—

Total current assets	4,963	4,009

Office equipment, net	645	257
Patents and trademarks, net	67	71
Domains, net	12,544	12,694
Goodwill	573	573
Deferred income taxes	522	554

Total Assets	$19,314	18,158

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving line of credit	—	726
Accrued liabilities	1,775	1,831
Accounts payable	1,261	1,226
Deferred revenue	—	300
Deferred income taxes	—	89
Note payable	847	1,540
Common stock subject to mandatory redemption	6,150	6,150
Common stock warrants	—	3,264

Total current liabilities	10,033	15,126

Stockholders’ equity:
Preferred Stock	—	—
Common Stock	25	25
Additional paid-in capital	7,177	4,054
Retained earnings (accumulated deficit)	2,079	(982)
Notes receivable for common stock issued	—	(65)

Total stockholders’ equity	9,281	3,032

Total liabilities and stockholders’ equity	$19,314	18,158

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings (Loss) to Earnings Before

Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2006	2005
Net earnings (loss) available to common stockholders	$983	(63)
Preferred Stock Dividends	—	171

Net earnings	983	108
Income taxes	696	75

Earnings before income taxes	1,679	183
Interest expense	8	29

Earnings from operations	1,687	212
Depreciation	38	28
Amortization	221	—

Earnings before interest, taxes, depreciation, amortization (EBITDA)	$1,946	$240

	Six Months Ended June 30,
	2006	2005
Net earnings available to common stockholders	$3,061	87
Preferred Stock Dividends	—	328

Net earnings	3,061	415
Income taxes	2,097	435

Earnings before income taxes	5,158	850
Interest expense	36	66

Earnings from operations	5,194	916
Depreciation	74	54
Amortization	438	—

Earnings before interest, taxes, depreciation, amortization (EBITDA)	$5,706	$970

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings (Loss) to Operating

Income Before Amortization (OIBA)

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2006	2005
Net earnings (loss) available to common stockholders	$983	(63)
Preferred Stock Dividends	—	171

Net earnings	983	108
Income taxes	696	75

Earnings before income taxes	1,679	183
Interest expense	8	29

Earnings from operations	1,687	212
Amortization	221	—

Operating income before amortization (OIBA)	$1,908	$212

	Six Months Ended June 30,
	2006	2005
Net earnings available to common stockholders	$3,061	87
Preferred Stock Dividends	—	328

Net earnings	3,061	415
Income taxes	2,097	435

Earnings before income taxes	5,158	850
Loss on derivative instrument	19	—
Interest expense	36	66

Earnings from operations	5,213	916
Amortization	438	—

Operating income before amortization (OIBA)	$5,651	$916